Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of ViacomCBS Inc. on Form S-8 [No. 333-235366] of our report dated June 25, 2021, with respect to our audits of the financial statements of Viacom 401(k) Plan as of December 31, 2020 and 2019 and for the year ended December 31, 2020 appearing in the Annual Report on Form 11-K of Viacom 401(k) Plan for the year ended December 31, 2020.

/s/ Marcum LLP

Marcum LLP
Mellville, NY
June 25, 2021